040105

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the Office of	Business Number E0223432016-2
Barbara K. Cegavske	Filing Number 20160220839-43
Secretary of State State Of Nevada	Filed On 05/16/2016
	Number of Pages 3

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: Wund Healing BioPharmaceuticals, Inc.

2. Registered Agent for Service of Process: (check only one box)

☐ Commercial Registered Agent: ______ Name

☒ Noncommercial Registered Agent (name and address below) **OR** ☐ Office or Position with Entity (name and address below)

President
Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

9501 Royal Windsor Avenue (Street Address) — Las Vegas (City) — Nevada 89149 (Zip Code)

Same (Mailing Address (if different from street address)) — City — Nevada — Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares with par value: 75,000,000 — Par value per share: $ .001 — Number of shares without par value:

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) John Laub (Name)
9501 Royal Windsor Avenue (Street Address) — Las Vegas (City) — NV (State) — 89149 (Zip Code)

2) James Lamb (Name)
9501 Royal Windsor Avenue (Street Address) — Las Vegas (City) — NV (State) — 89149 (Zip Code)

5. Purpose: (optional; required only if Benefit Corporation status selected)

The purpose of the corporation shall be: Any legal purpose

6. Benefit Corporation: (see instructions) ☐ Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

John Laub (Name) — X [signature] Incorporator Signature

9501 Royal Windsor Avenue (Address) — Las Vegas (City) — NV (State) — 89149 (Zip Code)

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X [signature]
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date

This form must be accompanied by appropriate fees.

List of Additional Directors for

Wund Healing BioPharmaceuticals, Inc.

3. Director: John Hughes

9501 Royal Windsor Avenue, Las Vegas, NV 89149

4. Director: Greg Frey

9501 Royal Windsor Avenue, Las Vegas, NV 89149

5. Director: Steve Zak

9501 Royal Windsor Avenue, Las Vegas, NV 89149

Signature of Officer President May 16, 2016

180304

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Registered Agent Acceptance

(PURSUANT TO NRS 77.310)

This form may be submitted by: a Commercial Registered Agent, Noncommercial Registered Agent or Represented Entity. For more information please visit http://www.nvsos.gov/index.aspx?page=141

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Acceptance of Appointment by Registered Agent

In the matter of Wund Healing BioPharmaceuticals, Inc.

Name of Represented Business Entity

I, John Laub am a:

Name of Appointed Registered Agent OR Represented Entity Serving as Own Agent*

(complete only one)

a) commercial registered agent listed with the Nevada Secretary of State,

b) noncommercial registered agent with the following address for service of process:

Street Address	City	Nevada	Zip Code
Mailing Address (if different from street address)	City	Nevada	Zip Code

c) ✗ represented entity accepting own service of process at the following address:

President
Title of Office or Position of Person in Represented Entity

9501 Royal Windsor Aven	Las Vegas	Nevada	89149
Street Address	City		Zip Code
		Nevada	
Mailing Address (if different from street address)	City		Zip Code

and hereby state that on ________ Date I accepted the appointment as registered agent for the above named business entity.

X [signature]
Authorized Signature of R.A. or On Behalf of R.A. Company Date

*If changing Registered Agent when reinstating, officer's signature required.

X
Signature of Officer Date

Filed in the Office of	Business Number E0223432016-2
Barbara K. Cegavske	Filing Number 20200933022
Secretary of State State Of Nevada	Filed On 9/24/2020 9:40:00 AM
	Number of Pages 7

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information: Name of entity as on file with the Nevada Secretary of State:

Wund Healing BioPharmaceuticals, Inc.

Entity or Nevada Business Identification Number (NVID): NV20161289938

2. Restated or Amended and Restated Articles: (Select one)

(If amending and restating only, complete section 1,2 3, 5 and 6)

☒ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: ______
The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☒ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Filing Being Completed: (Select only one box)

(If amending, complete section 1, 3, 5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following:

(Check only one box) ☐ incorporators ☐ board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 55%

☐ Officer's Statement (foreign qualified entities only) -

Name in home state, if using a modified name in Nevada: ______

Jurisdiction of formation: ______

Changes to takes the following effect:

☐ The entity name has been amended.
☐ The purpose of the entity has been amended.
☐ The authorized shares have been amended.
☐ Other: (specify changes)

☐ Dissolution
☐ Merger
☐ Conversion

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☒ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☒ Articles have been added. ☐ Articles have been deleted. ☐ Other. The articles have been amended as follows: (provide article numbers, if available) (attach additional page(s) if necessary)
6. Signature: (Required)	X [signature] Signature of Officer or Authorized Signer — President, Title X Signature of Officer or Authorized Signer — Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
of
WUND HEALING BIOPHARMACEUTICALS, INC.

The undersigned, for the purpose of amending and restating the Articles of Incorporation of WUND Healing Biopharmaceuticals, Inc., a corporation formed and existing under Chapter 78 of Nevada Revised Statutes, does certify as follows:

ARTICLE I
NAME

The name of the corporation is WUND Healing Biopharmaceuticals, Inc. (the "Corporation").

ARTICLE II
RESIDENT AGENT

The Registered Agent for Service of Process is John Laub, 9501 Royal Windsor Avenue, Las Vegas, NV 89149.

ARTICLE III
DURATION

The Corporation shall have perpetual existence.

ARTICLE IV
PURPOSE

The purpose of the Corporation shall be any lawful purpose.

ARTICLE V
POWERS

The powers of the Corporation shall be all of those powers granted by the Nevada Revised Statutes (the "NRS"), under which the Corporation is formed.

ARTICLE VI
AUTHORIZED STOCK

The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 75,000,000, of which 25,000,000 shares shall be preferred stock, par value $0.001 per share, and 50,000,000 shares shall be common stock, par value $0.001 per share.

(A) **PREFERRED STOCK.** The preferred stock may be divided into such number of series as the board of directors of the Corporation may determine. The board of directors is hereby expressly authorized to determine and alter the rights, preferences, privileges and restrictions granted to and imposed upon any wholly unissued series of preferred stock, and to fix the number of shares of any series of preferred stock and the designation of any such series of preferred stock. The board of directors, within the limits and restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

(B) COMMON STOCK.

1. **Voting Rights.** The holders of common stock shall have the right to one vote for each share of common stock then held thereby, and shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law and the bylaws of the Corporation.

2. **Dividend Rights.** Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the common stock shall be entitled to receive, when and as declared by the board of directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the board of directors.

(C) PROVISIONS APPLICABLE TO ALL CLASSES

1. **Liquidation Rights.** In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of each series of preferred stock and common stock shall be entitled to receive, out of the net assets of the Corporation, an amount for each such share held equal to the amount fixed and determined in accordance with the respective rights and priorities established by the board of directors. A merger or consolidation of the Corporation with or into any other corporation or a sale or conveyance of all or any material part of the assets of the Corporation (that does not in fact result in the liquidation of the Corporation and the distribution of assets to stockholders) shall not be deemed to be a voluntary or involuntary liquidation or dissolution or winding up of the Corporation within the meaning of this paragraph.

2. **No Preemptive Rights.** No stockholders of the Corporation shall have any preference, preemptive right or right of subscription to acquire any shares of the Corporation authorized, issued or sold, or to be authorized, issued or sold and convertible into shares of the Corporation, nor to any right of subscription thereto, other than to the extent, if any, that the board of directors may determine from time to time.

3. **Non-Assessment of Stock.** The capital stock of the Corporation, after the amount of the subscription price has been fully paid, shall not be assessable for any purpose, and no stock issued as fully paid shall ever be assessable or assessed.

ARTICLE VII
BOARD OF DIRECTORS

(A) NUMBER OF DIRECTORS. The Corporation shall not have less than one (1) director. The actual number of directors may be increased or decreased by a duly adopted amendment to the bylaws of the Corporation or by resolutions by the Board of Directors.

(B) INTERESTED DIRECTORS. No contract or transaction between this Corporation and any of its directors, or between this Corporation and any other corporation, firm, association, or other legal entity shall be invalidated solely by reason of the fact that the director of the Corporation has a direct interest, pecuniary or otherwise, in such corporation, firm, association, or legal entity, or because the interested director was present at the meeting of the board of directors which acted upon or in reference to such contract or transaction, or because he participated in such action, provided that the Corporation is in compliance with one or more of the conditions of NRS 78.140 (or any successor provision thereto).

ARTICLE VIII
TRANSACTIONS WITH STOCKHOLDERS

(A) **CONTROL SHARE ACQUISITION EXEMPTION.** The Corporation specifically elects not to be governed by NRS 78.378 to NRS 78.3793, inclusive, and successor statutory provisions.

(B) **COMBINATIONS WITH INTERESTED STOCKHOLDERS.** The Corporation specifically elects not to be governed by NRS 78.411 to NRS 78.444, inclusive, and successor statutory provisions.

ARTICLE IX
LIMITATION OF LIABILITY

To the fullest extent permitted by law, as the same exists or as may hereafter be amended, a director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, save and except for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law. Any repeal or modification of this article shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification. The indemnification provided in this article shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

ARTICLE X
INDEMNIFICATION

The Corporation may:

(A) Indemnify, to the fullest extent legally permissible under the laws of the State of Nevada, any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another Corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation and, with respect to any action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction or equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

(B) Indemnify, to the fullest extent legally permissible under the laws of the State of Nevada, any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another Corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation; but no indemnification shall be made in respect of any claim, issue, or matter as to which such person has been

adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

(C) Indemnify, to the fullest extent legally permissible under the laws of the State of Nevada, a director, officer, employee, fiduciary or agent of a corporation to the extent he has been successful on the merits in defense of any action, suit, or proceeding referred to in (A) or (B) of this Article X or in defense of any claim, issue, or matter therein, against expenses (including attorney fees) actually and reasonably incurred by him in connection therewith.

Expenses (including attorney fees) incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee, fiduciary or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the Corporation as authorized in this Article X. The indemnification provided by this Article X shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of shareholders or disinterested directors, or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, fiduciary or agent and shall inure to the benefit of heirs, executors, and administrators of such a person. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the Corporation or who is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under provisions of this Article X.

The indemnification provided in this article shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

ARTICLE XI
INDEMNIFICATION PROVIDED IN BYLAWS

Without limiting the application of Article IX or Article X, the board of directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as director or officer of another Corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person.

ARTICLE XII
PLACE OF MEETING; CORPORATE BOOKS

Subject to the NRS, the stockholders and the Directors shall have the power to hold their meetings, and the Directors shall have power to have an office or offices and to maintain the books of the Corporation either inside or outside of the State of Nevada, at such place or places as may from time to time be designated in the bylaws or by appropriate resolution.

ARTICLE XIII
BYLAWS

The Board of Directors is expressly granted the exclusive power to make, amend, alter, or repeal the bylaws of the Corporation pursuant to NRS 78.120.

ARTICLE XIV
AMENDMENTS

Except with respect to amending the non-assessability of shares pursuant to Article VI(C) hereof, this Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation or its bylaws in the manner now or thereafter prescribed by statute or by these Articles of Incorporation or by the Corporation's bylaws, and all rights conferred upon the stockholders are granted subject to this reservation.